Exhibit 99.2

Acquisition of Homeowners’ Association (HOA) Business Investor Presentation April 1, 2021

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 about PacWest Bancorp, including its wholly-owned subsidiary Pacific Western Bank, the Homeowners Association Services Division of MUFG Union Bank, N.A. and the proposed acquisition. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of PacWest's management and are subject to significant risks, uncertainties and contingencies, many of which are beyond the control of PacWest Bancorp, Pacific Western Bank and MUFG Union Bank, N.A. Such risks and uncertainties include, but are not limited to, the following factors: the expected synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all, regulatory approvals of the acquisition may not be obtained or adverse regulatory conditions may be imposed in connection with regulatory approvals of the acquisition, conditions to the closing of the acquisition may not be satisfied, and the loss of customers and/or personnel may adversely impact the financial benefits of the acquisition. The COVID-19 pandemic is adversely affecting PacWest, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The length of the COVID-19 pandemic and the severity of its impact on key macro-economic indicators such as unemployment and GDP may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest's revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest's results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, the magnitude of individual loan losses on security monitoring loans, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

2 | April 1, 2021

PacWest Bancorp

Transaction Summary 3 | April 1, 2021 • Pacific Western Bank to acquire the HOA business of MUFG Union Bank N.A. Structure Anticipated Closing Transaction Value Consideration Financial Impact Capital • 5.90% deposit premium plus the net book values of certain assets and liabilities; current estimate $250 million; final value based on 30 - day average deposit balances at closing • 100% cash • Fourth Quarter 2021 • Provides ~$4 billion in balance sheet liquidity • Substantial liquidity will be deployed into securities and loans over time • Low cost, low beta deposits provide significant upside with rising rates • Mid - to - high single digits earnings accretion • Accretion is dependent on timing of liquidity deployment, loan mix and yields • 0.75% estimated core deposit intangible amortized over 10 years using sum - of - the - year digits method • Initial book value dilution in the high single digits • 20%+ IRR • Pro forma regulatory capital is in excess of well - capitalized minimums

Strategic Rationale • Deposit - first focus – adds $4 billion of low - cost deposits • Contrarian strategy in today’s market focusing on the long - term value of core deposits • Accelerates PacWest’s branch - lite business model – 55%+ of branchless pro forma deposits • Strengthens the foundation for future EPS growth • Leadership position in an attractive, growing, niche business • Ability to invest in and accelerate PacWest’s recent digitization strategy • Relative size and importance allows us to focus, invest in and cultivate business in a more meaningful way Financial Rationale • Deal is EPS accretive at a conservative reinvestment rate with all cash consideration • EPS accretion would be mid - single digits if liquidity is deployed into securities at current rates • This is a long - term investment in our franchise • This is an offensive strategy as we head into a potentially inflationary environment • Premium paid is less than 6 months of earnings for what we feel is an incredibly valuable business 4 | April 1, 2021 Strategic and Financial Rationale

Leading Homeowner Association Banking Business

$4 billion total deposits

- In attractive high-growth HOA industry

0.08% cost of deposits

- 17bps lower than KRX Index average as of Q4 2020

Low cost deposits proven through cycle

- Deposit cost peaked at 0.21% between Q3 2016 and Q3 2019 compared to a peak of 0.85% for the KRX Index over the same time period

Significant growth upside

- Opportunity for further market penetration and growth through lending, acquisition financing and self-managed HOAs

Talented management team with experience running a leading market share business

Branch-lite footprint with operations in low-cost regions

Nationwide reach with opportunities for further penetration and market share growth

PACW Historical Deposit Build



Total Deposits ($B)
Pro Forma
$15.9
$18.9
$18.9
$19.2
$24.9
$28.9
2016Y
2017Y
2018Y
2019Y
2020Q4

PacWest Bancorp

5 | April 1, 2021

$342 $396 $191 PACW PACW Pro Forma Proxy Peer Median Relative Strength of Target’s Deposit Base 6 | April 1, 2021 5% 28% 28% 62% HOA Business PACW³ Regional Banks Direct Banks² HOA Franchise Is Attractive with a Low - Beta, Branch - Lite Operating Model… Comparative Cost of Total Deposits¹ Rising Rate Deposit Beta (Q3 ’16 – Q2 ’19) 0.10% 0.11% 0.14% 0.21% 0.08% 0.26% 0.34% 0.55% 0.79% 0.25% 1.17% 1.33% 1.91% 2.24% 0.86% 2016 2017 2018 2019 2020Q4 HOA Business Regional Banks Direct Banks² PACW 1) Average period rate as of calendar year end 12/31 or quarter end 12/31 2) Direct banks include American Express National Bank, Goldman Sachs Bank USA, Ally Bank and Discover Bank 3) PACW deposit beta measured from December 2015 through July 2019 Note: Branch and deposit industry data per FDIC Summary of Deposit report Source: S&P Global Market Intelligence, Company documents Deposits per Branch vs. Proxy Peer Group ($ millions/branch) Historical Loan/Deposit Ratio 97% 90% 95% 98% 77% 66% 2016 2017 2018 2019 2020 Pro Forma

Accretion Upside of Liquidity Deployment 7 | April 1, 2021 Break - even 10 - Year Treasury Q4 '20 Loan Production 0% 25% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% EPS Accretion Yield on Acquired Cash & Securities • Low break - even reinvestment rate • Low - single digit EPS accretion at 10 - year Treasury rate • Q4 ’20 loan production rate would result in excess of 20% EPS accretion * Chart is for illustrative purposes only. Actual accretion is dependent on timing of liquidity deployment, loan mix and yiel ds.